EXHIBIT 99.2


                          INDEPENDENT AUDITORS' REPORT







Board of Directors
Cenex Harvest States Cooperatives
Saint Paul, Minnesota

     We have audited the consolidated statements of earnings, capital, and cash flows (not presented herein) for the year ended May 31, 1998 of Harvest States Cooperatives and subsidiaries (the Company). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of the Company for the year ended May 31, 1998 in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 1 to the consolidated financial statements, effective June 1, 1998, the Company merged with CENEX, Inc. to form Cenex Harvest States Cooperatives.

Deloitte & Touche, LLP
Minneapolis, MN

July 24, 1998